EXHIBIT 99.1

   SHELL OIL COMPANY COMPLETES ACQUISITION OF PENNZOIL-QUAKER STATE COMPANY



HOUSTON, October 1-- Shell Oil Company, a wholly-owned member of the Royal Dutch/Shell Group of Companies (NYSE:RD), today completed its acquisition of the Pennzoil-Quaker State Company (NYSE: PZL). The Federal Trade Commission cleared the transaction September 27th. The business conducted by Pennzoil-Quaker State Company is being integrated into Shell Lubricants, a division of Shell Oil Products US.

Shell Oil Company is an affiliate of the Royal Dutch/Shell Group of Companies. For more information, please visit www.shell.com. Shell Oil Products US is a leader in the marketing of fuels, lubricants, coolants, services and solutions to consumer and business-to-business customers in commercial and industrial sectors. Shell Oil Products US also operates refineries and a pipeline and terminal system, and has a network of nearly 9,000 branded gasoline stations in the Western United States. Shell Oil Company is a 50 percent owner of Motiva Enterprises LLC, along with Saudi Refining, Inc., which refines and markets branded products through 13,000 stations in the eastern and southern United States.